Exhibit 99.1

Trilogy Metals Inc.

Consolidated Pro Forma Balance Sheet

As at November 30, 2019

(unaudited)

          In thousands of US dollars

except share and per share amounts

	Previously reported	Proforma adjustments		Pro forma
Assets
Current assets
Cash and cash equivalents	19,174			19,174
GST and other receivables	264			264
Deposits and prepaid amounts	719	(470)	(a)	249
	20,157	(470)		19,687
Deposits and prepaid amount	114			114
Property, plant & equipment	715	(640)	(a)	75
Mineral properties	30,631	(30,631)	(a)	-
Investment in unconsolidated joint venture	-	263,450	(a)	263,450
Total assets	51,617	231,709		283,326

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	2,354			2,354
	2,354			2,354
Other liabilities	31,000	(31,000)	(b)	-
Total liabilities	33,354	(31,000)		2,354

Shareholder's equity
Share capital	177,971			177,971
Contributed Surplus - Stock Based Compensation	21,123			21,123
Contributed Surplus	122			122
RSU's and DSU's	1,759			1,759
Deficit	(182,712)	262,709	(a),(b)	79,997
Total shareholder's equity	18,263	262,709		280,972
Total liabilities and shareholder's equity	51,617	231,709		283,326

Trilogy Metals Inc.

Consolidated Pro Forma Statement of Operations and Deficit

For the Year Ended November 30, 2019

(unaudited)

            In thousands of US dollars

except share and per share amounts

	Previously reported	Proforma adjustments		Pro forma
Expenses
Amortization	211	(188)	(c)	23
Corporate development	623			623
Foreign exchange gain	(19)			(19)
General and administrative	1,838			1,838
Mineral properties expense	19,211	(19,211)	(c)	-
Professional fees	1,382			1,382
Salaries	1,314			1,314
Salaries - Stock-based compensation	3,845			3,845
Total expenses	28,405	(19,399)		9,006

Other items
Interest income	(500)			(500)
Equity loss, unconsolidated joint venture	-	9,606	(d)	9,606
Loss for the period	27,905	(9,793)		18,112

Deficit, beginning of period	154,807	252,917	(a),(b)	(98,110)
Deficit, end of period	182,712	262,710		(79,998)

Basic and diluted loss per share	$0.21			($0.13)
Weighted average number of shares	135,225,349			135,225,349

Trilogy Metals Inc.

Notes to Pro Forma Condensed Consolidated Financial Statements

(Unaudited)

Note 1 Basis of Presentation

The accompanying unaudited pro forma consolidated financial statements of Trilogy Metals Inc. and its wholly-owned subsidiary, NovaCopper US Inc. (collectively, “Trilogy”, “Trilogy Metals” or the “Company”) were derived from the Company’s historical consolidated financial statements. The unaudited pro forma balance sheet as of November 30, 2019 was adjusted to reflect the completion of the joint venture with South32 Limited whereby the Company contributed all of its assets associated with the 172,636-hectare Upper Kobuk Mineral Projects (“UKMP”), including the Arctic and Bornite projects, while South32 contributed US$145 million, resulting in each party owning a 50% interest in the joint venture company named Ambler Metals LLC. The funds will be used to advance the Arctic and Bornite projects, along with exploration in the Ambler mining district.

All figures are in United States dollars unless otherwise noted.

The unaudited pro forma consolidated financial statements are furnished for informational purposes only and do not purport to reflect the Company’s financial position and results of operations had the dispositions occurred on the dates as indicated above. Further, these financial statements are not necessarily indicative of the Company’s future financial position and future results of operations and should be read in conjunction with the historical financial statements of the Company included in its Annual Report on Form 10-K for the year ended November 30, 2019.

Note 2 Pro Forma Adjustments

The pro forma adjustments are based on preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial information:

(a)   This adjustment reflects the gain arising from contribution of the Upper Kobuk mineral property assets, PP&E, and deposits to the JV at fair market value in exchange for a 50% equity interest in the JV. The estimated gain arising from the transaction has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.

(b)   To recognize previously deferred gain on purchase option associated with the Upper Kobuk mineral property assets. The estimated income has not been reflected in the pro forma consolidated statement of operations as it is considered to be nonrecurring in nature.

(c)   Reflects the removal of income and expenses directly associated with the Upper Kobuk mineral property assets.

(d)   Reflects Trilogy's 50% equity interest in the equity earnings (net loss) of the JV had the Transaction closed on December 1, 2018.

(e)   The Company is currently evaluating the tax consequences of the transaction.